Exhibit 10.2

EMC CORPORATION

1992 EMC CORPORATION STOCK OPTION PLAN FOR DIRECTORS,
as amended January 27, 2005

1.	PURPOSE

The purpose of this 1992 Stock Option Plan for Directors (the “Plan”) is to advance the interests of EMC Corporation (the “Company”) by enhancing the ability of the Company to attract and retain directors who are in a position to make significant contributions to the success of the Company and to reward directors for such contributions through ownership of shares of the Company’s Common Stock (the “Stock”).

2.	ADMINISTRATION

The Plan shall be administered by the Board of Directors (the “Board”) of the Company and the Executive Compensation and Stock Option Committee (the “Committee”) of the Board, as set forth herein. The Board and the Committee shall each have authority, not inconsistent with the express provisions of the Plan to grant options in accordance with the Plan to such directors as are eligible to receive options. The Committee shall in addition have authority, not inconsistent with the express provisions of the Plan, (a) to prescribe the form or forms of instruments evidencing options and any other instruments required under the Plan and to change such forms from time to time; (b) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (c) to interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Committee or the Board, as the case may be, shall be conclusive and shall bind all parties. Subject to Section 7, the Committee shall also have the authority, both generally and in particular instances, to waive compliance by a director with any obligation to be performed by him or her under an option and to waive any condition or provision of an option. Notwithstanding the preceding two sentences, any change to the terms of an option granted hereunder shall be approved by the Board to the extent such change would be deemed to be a new option grant or such terms relate to a subsequent transaction that would not be exempt from Section 16(b) of the Securities Exchange Act of 1934 in the absence of such approval.

3.	EFFECTIVE DATE

The Plan shall become effective on the date on which the Plan is approved by the stockholders of the Company.

4.	SHARES SUBJECT TO THE PLAN

(a) Number of Shares. Subject to adjustment as provided in Section 4(c), the aggregate number of shares of Stock that may be delivered upon the exercise of options granted under the Plan shall be 14,400,000. If any option granted under the Plan terminates without having been exercised in full, the number of shares of Stock as to which such option was not exercised shall be available for future grants within the limits set forth in this Section 4(a).

(b) Shares to be Delivered. Shares delivered under the Plan shall be authorized but unissued Stock or, if the Board so decides in its sole discretion, previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock shall be delivered under the Plan.

(c) Changes in Stock. In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Stock, the number and kind of shares of stock or securities of the Company to be subject to options then outstanding or to be granted under the Plan, and the option price, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

5.	ELIGIBILITY FOR OPTIONS

Directors eligible to receive options under the Plan (“Eligible Directors”) shall be those directors who (i) are not employees of the Company; and (ii) are not holders of more than 5% of the outstanding shares of the Stock or persons in control of such holders.

6.	TERMS AND CONDITIONS OF OPTIONS

(a) Formula Options. Each Eligible Director who joins the Board shall be awarded options to purchase up to 30,000 shares of Stock on or about the date of the first annual meeting of stockholders following the date upon which he or she joined the Board.

(b) Discretionary Options. In addition to the formula options provided for above, the Committee or the Board may award options to purchase shares of Stock to Eligible Directors on such terms as it may determine not inconsistent with this Plan.

(c) Exercise Price. The exercise price of each option shall be not less than 50% of the fair market value per share of the Stock at the time of the grant. Unless the Board or the Committee specifies otherwise with respect to a particular formula option, the exercise price of each formula option provided for in Section 6(a) above shall be the fair market value per share of the Stock at the time of grant. “Fair market value” shall mean (i) the composite closing price per share of the Stock on the principal national securities exchange or market on which the Stock is then traded or (ii) if the Stock is not then traded on any such exchange or market, the fair market value as determined from time to time in good faith by the Board or, where appropriate, by the Committee, taking into account all information which the Board, or the Committee, considers relevant.

(d) Duration of Options. The latest date on which an option may be exercised (the “Final Exercise Date”) shall be the date which is ten years from the date the option was granted.

(e) Exercise of Options.

(1) Each formula option shall become exercisable in increments of 33 1/3% of the shares covered thereby on each of the first through third anniversaries of the grant. Each discretionary option shall become exercisable at such time or times as the Committee or the Board shall determine.

(2) Any exercise of an option shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (a) an option exercise notice and any other documents required by the Committee; and (b) payment in full for the number of shares for which the option is exercised.

(3) If any option is exercised by the executor or administrator of a deceased director, or by the person or persons to whom the option has been transferred by the director’s will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

(4) The Company shall have the right to settle any option, and to terminate the rights of the holder thereof, by paying to the option holder the difference between the fair market value of the Stock at the time of settlement and the purchase price.

(f) Payment for and Delivery of Stock. Stock purchased under the Plan shall be paid for as follows: (i) in cash or by certified check, bank draft or money order payable to the order of the Company; (ii) through the delivery of shares of Stock having a fair market value on the last business day preceding the date of exercise equal to the purchase price; or (iii) by a combination of cash and Stock as provided in clauses (i) and (ii) above.

An option holder shall not have the rights of a stockholder with regard to awards under the Plan except as to Stock actually received by him or her under the Plan.

The Company shall not be obligated to deliver any shares of Stock (a) until, in the opinion of the Company’s counsel, all applicable Federal and state laws and regulations have been complied with; and (b) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance; and (c) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company’s counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

(g) Nontransferability of Options/Exceptions. No option may be transferred by a director otherwise than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order, and during the director’s lifetime the option may be exercised only by him or her; provided, however, that the Board of Directors or the Committee, as applicable, in its discretion, may allow for transferability of options by the Participant to “Immediate Family Members.” Immediate Family Members means children, grandchildren, spouse or common law spouse, siblings or parents of the Participant or to bona fide trusts, partnerships or other entities controlled by and of which the beneficiaries are Immediate Family Members of the Participant. Any option grants that are transferable are further conditioned on the Participant and Immediate Family Members agreeing to abide by the Company’s then current stock option transfer guidelines.

(h) Death or Disability. Unless the Committee or the Board of Directors specifies otherwise, if a director dies or if a director’s service terminates with the Company by reason of “Disability” (as defined below), then all options held by the director shall vest fully on the date that the director’s service terminates by reason of death or Disability without regard to whether any applicable vesting requirements have been fulfilled. The options may be exercised by the director (in the case of a Disability) or the director’s executor or administrator, or by the person to whom the option is transferred under the applicable laws of descent and distribution (in the case of death), until the earlier of three years after the date of the director’s death or Disabilityor the Final Exercise Date. Disability means the disability of a director within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

(i) Other Termination of Status of Director. All previously unexercised options terminate and are forfeited automatically upon the termination of the director’s service with the Company, unless the Committee or the Board of Directors specifies otherwise.

(j) Mergers, etc. In the event of a dissolution, liquidation, consolidation or merger in which the Company is not the surviving corporation, or which results in the acquisition of substantially all of the Company’s stock by a single person or entity or by a group of persons and entities acting in concert all outstanding options will thereupon terminate, provided at least twenty days prior to the effective date of any such dissolution, liquidation, consolidation or merger, the Committee or the Board may either (i) make all outstanding options immediately exercisable or (ii) arrange to have the surviving corporation grant replacement options for the option holders.

(k) Cancellation and Rescission of Options. The following provisions of this Section 6(k) shall apply to options granted on or after July 1, 1998. The Committee or the Board of Directors may cancel, rescind, suspend or otherwise limit or restrict any unexpired option at any time if the director engages in “Detrimental Activity” (as defined below). Furthermore, in the event a director engages in Detrimental Activity at any time prior to or during the six months after any exercise of an option, such exercise may be rescinded until the later of (i) two years after such exercise or (ii) two years after such Detrimental Activity. Upon such rescission, the Company at its sole option may require the director to (i) deliver and transfer to the Company the shares of Common Stock received by the director upon such exercise, (ii) pay to the Company an amount equal to any realized gain received by the director from such exercise, or (iii) pay to the Company an amount equal to the market price (as of the exercise date) of the Common Stock acquired upon such exercise minus the respective exercise price. The Company shall be entitled to set-off any such amount owed to the Company against any amount owed to the director by the Company. As used in this Section 6(k), “Detrimental Activity” shall include: (i) the failure to comply with the terms of the Plan or certificate or agreement evidencing the option; (ii) the failure to comply with any term set forth in the Company’s Key Employee Agreement (irrespective of whether the director is a party to the Key Employee Agreement), (iii) any activity that results in termination of the director’s employment for cause; (iv) a violation of any rule, policy, procedure or guideline of the Company; or (v) the director being convicted of, or entering a guilty plea with respect to a crime whether or not connected with the Company. Further, if the Company commences an action against such director (by way of claim or counterclaim and including declaratory claims), in which it is preliminarily or finally determined that such director engaged in Detrimental Activity or otherwise violated this Section 6(k), the director shall reimburse the Company for all costs and fees incurred in such action, including but not limited to, the Company’s reasonable attorneys’ fees.

(l) Jurisdiction and Governing Law. The parties submit to the exclusive jurisdiction and venue of the federal or state courts of the Commonwealth of Massachusetts to resolve issues that may arise out of or relate to the Plan or the same subject matter. The Plan shall be governed by the laws of the Commonwealth of

Massachusetts, excluding its conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

7. EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

Neither adoption of the Plan nor the grant of options to a director shall affect the Company’s right to grant to such director or any director options that are not subject to the Plan, to issue to such directors Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to directors.

The Committee or the Board may at any time discontinue granting options under the Plan. The Board may at any time, or times, amend the Plan for the purpose of satisfying any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of options, provided that (except to the extent expressly required or permitted herein above) no such amendment shall, without the approval of the stockholders of the Company, (a) increase the maximum number of shares available under the Plan; (b) increase the number of options to be granted to Eligible Directors; (c) amend the definition of Eligible Directors so as to enlarge the group of directors eligible to receive options under the Plan; (d) reduce the price at which options may be granted other than as permitted in the Plan; or (e) amend the provisions of this Section 7, and no such amendment shall adversely affect the rights of any director (without his or her consent) with respect to any outstanding option held by such director.